Exhibit 8.2

[LETTERHEAD OF HUSCH BLACKWELL SANDERS LLP]

June 9, 2009

CBL & Associates Properties, Inc.

2030 Hamilton Place Boulevard, Suite 500

Chattanooga, TN 37421

Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), in connection with the offering from time to time by the Company of (i) shares of its common stock, $.01 par value per share (the "Common Stock"), (ii) shares of its preferred stock (the "Preferred Stock"), (iii) fractional interests in shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), (iv) warrants to purchase shares of Common Stock (the "Warrants"), and (v) units of Common Stock, Preferred Stock or Warrants (the "Units"), in amounts, at prices and on terms to be determined at the time or times of offering. The Common Stock, Preferred Stock, Depositary Shares, Warrants and Units are the subject of the Company's registration statement on Form S-3 (Securities Act File No. 333-156109) filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on December 12, 2008, as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on February 27, 2009, and by Post-Effective Amendment No. 2 thereto, filed with the Commission on March 13, 2009 (as amended, the "Registration Statement"). We also have acted as counsel to the Company in connection with the Company's Preliminary Prospectus Supplement, dated June 8, 2009, and accompanying Prospectus, dated April 9, 2009 (collectively, the "Prospectus"), relating to the public offering of an aggregate of 67,102,500 shares (the "Offered Shares") of the Company's Common Stock, filed by the Company with the SEC under the Securities Act. Any reference to the Prospectus shall be deemed to refer to and include any documents filed by the Company after the date of the Registration Statement under the Securities Exchange Act of 1934, as amended. Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference), dated of even date herewith (the "Certificate"), delivered to Husch Blackwell Sanders LLP by the Company and the Operating Partnership which provides certain representations by them relevant to this opinion.

You have requested our opinion as to certain federal income tax matters regarding the Company. Although you (and each of your employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Company and all materials of any kind that were provided to you by us relating to such tax treatment and tax structure, this opinion is intended solely for the benefit of the Company. You may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

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CBL & Associates Properties, Inc.

June 9, 2009

In our capacity as counsel to the Company and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the Certificate, (ii) the Registration Statement, (iii) the Prospectus, (iv) the due diligence letter dated of even date herewith (the "Letter") delivered to Husch Blackwell Sanders LLP by the Company's General Counsel on behalf of the Company which provides certain representations and real estate leasing legal opinions as to the validity and binding nature of lease amendments referred to in Paragraph 4 of the Letter relevant to this opinion, (v) the Partnership Agreement of the Operating Partnership, and (vi) such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Furthermore, our opinion is based on (a) our understanding of the facts as represented to us in the Certificate and the Letter, and (b) the assumption that (i) the Operating Partnership has a valid legal existence under the laws of the state in which it was formed and has operated in accordance with the laws of such state, (ii) the Company and the Operating Partnership are operated, and will continue to be operated, in the manner described in the Certificate, (iii) the facts contained in the Registration Statement and the Prospectus are true and complete in all material respects, (iv) all representations of fact contained in the Certificate and the Letter are true and complete in all material respects, (v) all real estate leasing legal opinions contained in the Letter are reasonable, correct, and complete, (vi) any representation of fact in the Certificate that is made "to the knowledge" or similarly qualified is correct without such qualification and (vii) the Company qualified as a REIT for its 2004 taxable year and all prior taxable years. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion. We have assumed the accuracy of the representations and legal opinions made to us in the Certificate and the Letter.

We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a REIT for federal income tax purposes depend upon the Company's ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code of 1986, as amended (the "Code"). To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

Our opinion herein is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the "IRS") and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon

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CBL & Associates Properties, Inc.

June 9, 2009

which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions.

Based upon, and subject to, the foregoing and the next paragraph below, we are of the opinion that, as of the date hereof:

(i)

The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for the taxable year ended December 31, 2005, the taxable year ended December 31, 2006, the taxable year ended December 31, 2007, and the taxable year ended December 31, 2008, and that its current and proposed organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT thereafter; and

(ii)

We have reviewed the statements included or incorporated by reference in the Prospectus under the heading "Certain U.S. Federal Income Tax Considerations," and insofar as such statements pertain to matters of law or legal conclusions, they are correct in all material respects.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name in the Prospectus under the caption "Certain U.S. Federal Income Tax Considerations" and "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Husch Blackwell Sanders LLP

Husch Blackwell Sanders LLP

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